File No. 333 _______

As filed with the United States Securities and Exchange Commission on November 9, 2023
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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HARLEY-DAVIDSON, INC.
(Exact name of Registrant as specified in its charter)

Wisconsin	39-1382325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
3700 West Juneau Avenue Milwaukee, Wisconsin	53208
(Address of principal executive offices)	(Zip Code)

HARLEY-DAVIDSON, INC. 2020 INCENTIVE STOCK PLAN
(Full title of the plan)

Paul J. Krause Vice President, Chief Legal Officer and Chief Compliance Officer 3700 West Juneau Avenue Milwaukee, Wisconsin 53208 (414) 343-4656 (Name, address and telephone number of agent for service)
Copies to: Patrick G. Quick, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
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STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 3,100,000 additional shares of Common Stock, $0.01 par value, of Harley-Davidson, Inc. (the “Company”) in connection with the Harley-Davidson, Inc. 2020 Incentive Stock Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 relating to the Plan, Registration No. 333-263074, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the Exhibit Index that appears below.

EXHIBIT INDEX

Exhibit Number	Description
4.1
Restated Articles of Incorporation of Harley-Davidson, Inc. as amended through May 28, 2020 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2021 (File No. 1-9183))

4.2
Amended and Restated By-Laws of Harley-Davidson, Inc., effective as of February 4, 2022 (incorporated herein by reference to Exhibit 3.01 to the Registrant's Current Report on Form 8-k dated February 8, 2022 (File No. 1-9183))

4.3
Amended and Restated Harley-Davidson, Inc. 2020 Incentive Stock Plan (incorporated herein by reference to Appendix A to the Registrant’s definitive proxy statement on Schedule 14A for the Registrant’s Annual Meeting of Shareholders held on May 12, 2022 filed on April 1, 2022 (File No. 001-09183)).

5	Opinion of Foley & Lardner LLP.
23.1	Consent of Ernst & Young, LLP.
23.2	Consent of Foley & Lardner LLP (contained in Exhibit (5)).
24	Power of Attorney (contained on the signature page to this Registration Statement).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 9, 2023.

HARLEY-DAVIDSON, INC.

/s/ Jochen Zeitz
By:
Jochen Zeitz
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities on or before November 9, 2023. Each person whose signature appears below constitutes and appoints Jonathan R. Root, Mark R. Kornetzke and Paul J. Krause, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE

/s/ Jochen Zeitz	Chairman, President and Chief Executive Officer (Principal executive officer)
Jochen Zeitz

/s/ Jonathan R. Root	Chief Financial Officer (Principal financial officer)
Jonathan R. Root

/s/ Mark R. Kornetzke	Chief Accounting Officer (Principal accounting officer)
Mark R. Kornetzke

Director
Troy Alstead

/s/ Jared Dourdeville	Director
Jared Dourdeville

/s/ James D. Farley, Jr.	Director
James D. Farley, Jr.

/s/ Allan Golston	Director
Allan Golston

/s/ Sara L. Levinson	Director
Sara L. Levinson

/s/ Norman Thomas Linebarger	Director
Norman Thomas Linebarger

/s/ Rafeh Masood	Director
Rafeh Masood

/s/ Maryrose T. Sylvester	Director
Maryrose T. Sylvester